Exhibit 99.1

Amendment 1 to the Limited License of Gateway’s Rights

This Amendment (“Amendment 1”) shall serve to modify the Limited License of Gateway’s Rights (“Agreement”) entered into on or about October 1, 2007 by and between MPC Corporation, a Colorado corporation (“Licensee” or “MPC”) and Gateway, Inc., a Delaware corporation (“Licensor” or “Gateway”). MPC and Gateway may be referred to individually as a “Party” or collectively as the “Parties” to the Agreement and to this Amendment 1.

For good and valuable consideration, the receipt of which is hereby acknowledged the Parties hereby agree that section 6.1.1 of the Agreement shall be modified to read as follows:

“6.1.1  Termination of License to Use Licensed Marks. Subject to Section 6.1.2, the license to use the Licensed Marks granted in Article 2 shall terminate eighteen (18) months after the Effective Date, provided that, during the last 6 (six) months of this period, MPC may only use the Licensed Marks in conjunction with MPC marks (co-branded use).”

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the last date set forth below.

GATEWAY, INC.		MPC CORPORATION
(“Licensor”)		(“Licensee”)

By:	/s/ Teigue Thomas	By:	/s/ John P. Yeros

Name:	Teigue Thomas	Name:	John P. Yeros

Title:	General Counsel	Title:	CEO

Date:	6/29/08	Date:	6/27/08